EXHIBIT 5.1

VEDDER PRICE                           VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                       222 NORTH LASALLE STREET
                                       CHICAGO, ILLINOIS 60601-1003
                                       312-609-7500
                                       FACSIMILE: 312-609-5005

                                       A PARTNERSHIP INCLUDING VEDDER, PRICE,
                                       KAUFMAN & KAMMHOLZ, P.C.
                                       WITH OFFICES IN CHICAGO AND NEW YORK CITY

                                       September 30, 1999



PrivateBancorp, Inc.
Ten North Dearborn Street
Chicago, Illinois  60602

     Re:  Registration Statement on Form S-8
          ----------------------------------

Gentlemen:

     We are acting as counsel to PrivateBancorp, Inc. (the "Company") in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") relating to up to 793,327 shares of the Company's common stock, without par value (the "Common Stock"). The Common Stock is issuable under the PrivateBancorp, Inc. Amended and Restated Stock Incentive Plan as amended by the first amendment thereto, and pursuant to options granted as part of the Non-Employee Director Option Program and the 1992 Compensation Replacement Option Program (collectively, the "Plans"). The opinion set forth below relates only to the shares of Common Stock issuable pursuant to the Plans which are covered by the Registration Statement.

     In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, the PrivateBancorp, Inc. Amended and Restated Stock Incentive Plan, as well as such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. In making such examination, we have assumed as true, without independent review or verification, facts certified to us by certain executive officers of the Company and by public officials.

     Based on the foregoing, we are of the opinion that the 793,327 shares of Common Stock when issued by the Company in accordance with the option awards will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

     The opinion expressed herein is limited to the Federal securities laws and the laws of the State of Illinois currently in effect.

     We hereby consent to the use of this opinion in connection with the Registration Statement and to references to our firm therein.

                                       Sincerely yours,



                                       /s/ VEDDER, PRICE, KAUFMAN & KAMMHOLZ